Exhibit 11
                   CTB International Corp. and Subsidiaries
            Diluted Net Income Per Common and Common Equivalent Share
                Three and Six Months Ended June 30, 1999 and 1998
                    (In thousands, except per share amounts)

                                                                     Three Months Ended                Six Months Ended
                                                                           June 30,                        June 30,
                                                                 -----------------------------   -----------------------------
                                                                    1999             1998            1999            1998
                                                                 ------------     ------------   -------------    ------------
ACTUAL
----------------------------------------------------------------

Net Income                                                            $3,802           $2,911          $4,131          $4,298
                                                                 ============     ============   =============    ============

Average number of common shares outstanding                           12,022           12,797          12,064          12,817

Common equivalent shares
       Stock Options                                                     255              387             239             387
                                                                 ------------     ------------   -------------    ------------

       Total average common and common
          equivalent shares outstanding                               12,277           13,184          12,303          13,204
                                                                 ============     ============   =============    ============

Net income per common and common equivalent share                      $0.31            $0.22           $0.34           $0.33
                                                                 ============     ============   =============    ============